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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): OCTOBER 24, 2001
                                                  ----------------


                           IBIS TECHNOLOGY CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)



 MASSACHUSETTS                        0-23150                   04-2987600
---------------                    -------------            ------------------
(State or other                     (Commission                (IRS Employer
jurisdiction of                     File Number)            Identification No.)
incorporation)


32 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS          01923
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(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code: (978) 777-4247
                                                    --------------


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ITEM 5.   OTHER EVENTS.
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On October 24, 2001, Ibis Technology Corporation publicly disseminated a press release announcing its financial results for the third quarter ended September 30, 2001.

Total revenues for the quarter were $1,444,000, up 15 percent compared to total revenues of $1,256,000 in the second quarter of 2001, and down 43 percent compared to $2,522,000 reported in the third quarter of 2000. Net loss for the third quarter of 2001 was $2,405,000, or $0.29 per share, including non-recurring other income of approximately $1,400,000. This compares to a net loss of $3,049,000, or $0.36 per share, in the preceding quarter, and a net loss of $798,000, or $0.10 per share, in the similar period a year ago.

For the first nine months of 2001, total revenues were $5,901,000 compared to $10,481,000 for the first nine months of last year. Net loss for the first nine months of 2001 was $6,239,000, or $0.75 per share, compared to a net loss of $1,193,000, or $0.14 per share, for the same period last year. The decrease in total revenues is primarily due to the fact that there have been no implanter equipment sales this year compared to equipment revenue of approximately $4,000,000 in 2000.

The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
------   ---------------------------------

(c)      Exhibit.

99.1     Press Release dated October 24, 2001.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                IBIS TECHNOLOGY CORPORATION
                                                ---------------------------
                                                (Registrant)



Date: October 24, 2001                          /s/ Debra L. Nelson
                                                ---------------------------
                                                Debra L. Nelson,
                                                Chief Financial Officer


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                                                    EXHIBIT INDEX

EXHIBIT                                                   SEQUENTIAL
NUMBER              DESCRIPTION                           PAGE NUMBER
-------             -------------------                   -----------

99.1                Press Release dated                         5
                    October 24, 2001


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